UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2023
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

(Address of principal executive offices, including zip code)
200 Parker Dr., Suite C100A, Austin, Texas 78728

Registrant’s telephone number, including area code: (408)-941-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.
On February 1, 2023, Aviat Networks, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter and six months ended December 30, 2022. A copy of the press release is filed as Exhibit 99.1 to this report. The Company also posted to its website an Investor Presentation with respect to its second quarter ended December 30, 2022.
The information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
The press release and Investor Presentation refer to certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in Exhibit 99.1 of this report.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

99.1    Press Release, issued by Aviat Networks, Inc. on February 1, 2023
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

February 1, 2023	By:	/s/ David M. Gray
		Name:	David M. Gray
		Title:	Senior Vice President and Chief Financial Officer